UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

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            ☐        Soliciting Material Pursuant to §240.14a-12

BMO FUNDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BMO FUNDS

REORGANIZATION UPDATE

December 1, 2021

Dear Shareholder:

The Board of Directors of BMO Funds, Inc. approved agreements providing for the reorganization of certain BMO Funds into a corresponding series of Columbia Funds. Shareholders such as yourself were asked to vote on these reorganizations based on the funds you were invested in as of August 31, 2021.

We are pleased to announce that fifteen of the twenty-three BMO Funds have approved their respective merger to date; however, eight funds have yet to receive shareholder approval and require a newly scheduled shareholder meeting to be held on January 7, 2021. These funds are as follows:

ONE AGENDA ITEM FOR THE UPCOMING SHAREHOLDER MEETING EXISTS WHICH IS THE FOLLOWING:

1.	To approve the Plan, which provides for the reorganization of each BMO Fund into a corresponding Columbia Fund.

PLEASE NOTE:    The proposals have been recommended by BMO Asset Management Corp., the investment adviser to the BMO Funds, and the proposals have been carefully reviewed and approved by the Board of Directors of the BMO Funds, Inc. Based on its review, the BMO Funds Board recommends that you vote “FOR” the Proposal(s) for your Fund. More information on the specific details of, and reasons for, the Proposals is contained in the Combined Proxy Statement/Prospectus found at https://vote.proxyonline.com/BMO/docs.

HOW CAN YOU HELP?

We are asking for shareholders of the remaining BMO Funds to exercise their right to vote on such proposals. Whether you chose to vote FOR, AGAINST OR ABSTAIN, we would greatly appreciate it if you can cast your vote using any of the convenient options listed below.

Three convenient voting methods . . .

Please vote TODAY! Even an Abstain vote will help us reach the required quorum to hold the Shareholder Meeting.

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 467-0743. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Please review the Proxy Statement and cast your vote on the Proposal.

Thank you for your consideration.

790 North Water Street, Milwaukee, Wisconsin 53202